[Stock certificate number]                                  [Number of shares]

______                                                                  _______


                          COMMON STOCK, NO PAR VALUE
                       MIAMI COMPUTER SUPPLY CORPORATION
               INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO


     This certifies that ________________________________ is the registered holder of _________________________ fully paid and non-assessable shares of the Common Stock, no par value per share, of Miami Computer Supply Corporation, Dayton, Ohio (the "Corporation"), incorporated under the laws of the State of Ohio.

     The shares evidenced by this Certificate are subject to restrictions on Transfer (noted on the reverse side hereof), and further are transferable only on the books of the Corporation by the holder hereof, in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated: _______________ ____, 1996

                                     (SEAL)
___________________________                  __________________________________
Thomas C. Winstel                            Albert L. Schwarz
Secretary                                    President

                                      Countersigned and Registered:

                                        _____________________ TRUST COMPANY
                                               (__________, ____) Transfer Agent
                                                               and Registrar
                                      By:

                                                       ______________________
                                                         Authorized Signature

                        MIAMI COMPUTER SUPPLY CORPORATION
                                  Dayton, Ohio

                           Common Stock, No Par Value

The shares represented by this Certificate are subject to limitations and restrictions as set forth in the Amended and Restated Articles of Incorporation ("Articles") of the Corporation which are on file in the office of the Ohio Secretary of State, and the Amended and Restated Code of Regulations ("Regulations") of the Corporation which are on file with the Secretary of the Corporation. The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued. The Articles and Regulations, inter alia: (i) deny preemptive rights of stockholders to acquire unissued equity or debt of the Corporation or securities convertible into any class or series of any equity or debt of the Corporation; (ii) prohibit cumulative voting in the election of directors; (iii) permit the Board of Directors to issue additional shares of the Common Stock, no par value per share, and to issue shares of preferred stock, no par value per share, without further stockholder action; (iv) permit the Board of Directors to set the designations, rights, preferences and limitations of the preferred stock without further stockholder action; and (v) require prior notice to the Board of Directors in the event of a stockholder proposal or nomination to the Board of Directors. This notice is not an amendment or supplement to the Articles and is given solely as notice of the existence thereof.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common      UNIF GIFT MIN ACT -- _____ Custodian ______
TEN ENT -- as tenants by the                             (Cust)          (Minor)
           entireties                                     Under Uniform Gifts to
JT TEN  -- as joint tenants with                          Minors Act __________
           right of survivorship                                      (State)
           and not as tenants in common

     Additional abbreviations may also be used though not in the above list.


     For value received, _________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________

________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


________________________ shares of Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint _________________ as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated: ___________________

NOTICE: The signature(s) to                  ___________________________________
this assignment must
correspond with the name(s)
as written upon the face of
the certificate in every                     ___________________________________
particular, without
alteration or enlargement
or any change whatever.                      -----------------------------------
                                             Signature(s) must be guaranteed by
                                             a commercial bank or trust company
                                             or a member firm of a major stock
                                             exchange.
                                             -----------------------------------